Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Six Month Periods Ended August 31, 2008 and Guidance for Fiscal Year 2009

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended August 31, 2008	Six Months Ended August 31, 2008

Net Sales	$103,259,467	$203,217,724

Cost of Sales	73,782,379	147,471,782

Selling, General and Administrative	11,372,056	21,228,577
Interest Expense	1,681,662	2,802,450
Net (Gain) Loss on Sale of Property, Plant and Equipment	(1,147,826)	(1,145,219)
Other (Income)	(579,473)	(1,063,240)
	85,108,798	169,294,350

Income Before Income Taxes	18,150,669	33,923,374
Income Tax Expense	6,847,028	12,497,168

Net Income	$11,303,641	$21,426,206

Income Per Share:
Basic	$.93	$1.77
Diluted	$.92	$1.74

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended August 31, 2008

Current assets:
Cash and cash equivalents	$12,516,950
Accounts receivable, net of allowance for doubtful accounts	65,016,205
Inventories	58,887,549
Costs and estimated earnings in excess of billings on uncompleted contracts	14,608,410
Deferred income taxes	3,208,030
Prepaid expenses and other	3,144,161
Total current assets	157,381,305

Net property, plant, and equipment	83,830,598

Goodwill, less accumulated amortization	68,134,550

Other Assets	20,226,064

$329,572,517

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$25,065,137
Accrued liabilities	30,049,320
Long-term debt due within one year	-0-
Total current liabilities	55,114,457

Long-term debt due after one year	100,000,000

Deferred income taxes	6,208,365

Shareholders’ equity	168,249,695

$329,572,517

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended August 31, 2008

Net cash provide by operating activities	$12,592,877

Net cash used in investing activities	(102,364,264)

Net cash provided by (used in) financing activities	100,103,695

Net (decrease) increase in cash and cash equivalents	10,290,009

Effect of exchange rate changes on cash	(42,299)

Cash and cash equivalents at beginning of period	2,226,941

Cash and cash equivalents at end of period	$12,516,950

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended August 31, 2008	Six Months Ended August 31, 2008
Net sales:
Electrical and Industrial Products	$51,959	$103,965
Galvanizing Services	51,301	99,253
	$103,260	$203,218

Segment operating income (a):
Electrical and Industrial Products	$9,797	$17,729
Galvanizing Services	15,478	28,836
	$25,275	$46,565

General corporate expenses (b)	$5,551	$10,109
Interest expense	1,682	2,803
Other (income) expense, net (c)	(108)	(270)
	$7,125	$12,642

Income Before Taxes	$18,150	$33,923

Total assets:
Electrical and Industrial Products	$157,739	$157,739
Galvanizing Services	150,237	150,237
Corporate	21,596	21,596
	$329,572	$329,572

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date August 31, 2008	Projected Year Ended February 29, 2008
Net Sales:
Electrical and Industrial Products	$103,965	$230,000 to $235,000
Galvanizing Services	$99,253	$190,000 to $195,000
Total Sales	$203,218	$420,000 to $430,000

Diluted earnings per share	$1.74	$3.25 to $3.35

Net Sales by Market Segment:
Power Generation		55,000
Transmission and Distribution		125,000
Industrial		245,000
Total Company Sales		$425,000

Electrical and Industrial Products
Revenues by Industry:
Power Generation		20%
Transmission and Distribution		51%
Industrial		29%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		24%
OEM’s		21%
Industrial		29%
Bridge and Highway		5%
Petro Chemical		21%

Operating Margins:
Electrical and Industrial Products	17%	16.5% to 17.5%
Galvanizing Services	29%	26% to 27%

Cash Provided By (Used In)Operations	$12,593	$37,500
Capital Expenditures	$9,440	$12,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$6,865	$12,000
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	51%	55%
Galvanizing Services	49%	45%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

Quarter Ended August 31, 2007
Book to Ship Ratio:
5/31/08 Backlog	$141.8
Qtr. Ending 8/31/08 Bookings	139.1
Acquired Backlog	13.2
Qtr. Ending 8/31/08 Shipments	103.3
8/31/08 Backlog	190.8
Book to Ship Ratio	1.35